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                                                                   EXHIBIT 10.EE




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                        CAMDEN CAPACITY SUPPLY AGREEMENT


                                     BETWEEN


                                CAMDEN COGEN L.P.


                                       AND


                          EL PASO MERCHANT ENERGY, L.P.


                                   DATED AS OF


                                 OCTOBER 1, 2001



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                        CAMDEN CAPACITY SUPPLY AGREEMENT

                  This Camden Capacity Supply Agreement (this "Agreement") is made and entered into as of this 1st day of October, 2001, between Camden Cogen L.P. ("Camden") and El Paso Merchant Energy, L.P. ("EPME") (each individually referred to as a "Party" and collectively as the "Parties").

                                    RECITALS

                  WHEREAS, Public Service Electric and Gas Company ("PSE&G") and Camden are parties to a Power Purchase and Interconnection Agreement, dated April 15, 1988, as amended by the First Amendment, dated as of June 12, 1990, and the Second Amendment thereto, dated as of August 21, 1990 (together referred to as the "Camden PPA"), providing for the interconnection of the Camden Facility with PSE&G and the sale by Camden and the purchase by PSE&G of the output of the cogeneration facility located in Camden, New Jersey;

                  WHEREAS, Camden and Cedar Brakes II, L.L.C. (formerly known as Cedar Brakes IV, L.L.C.) ("Cedar Brakes") intend for Cedar Brakes to obtain Camden's interests in the Camden PPA;

                  WHEREAS, Cedar Brakes and PSE&G are parties to an Amended and Restated Power Purchase Agreement, dated as of May 23, 2001 (the "Amended and Restated PPA"), providing for the sale by Cedar Brakes and the purchase by PSE&G of capacity and energy;

                  WHEREAS, EPME and Cedar Brakes intend to enter into a Power Purchase Agreement (the "Mirror PPA"), providing for the sale by EPME and the purchase by Cedar Brakes of capacity and energy sufficient for Cedar Brakes to meet its obligations under the Amended and Restated PPA;

                  WHEREAS, EPME and Camden are parties to a Power Purchase/Sale Transaction Confirmation, dated as of the date hereof (the "Camden Transaction Confirmation"), providing for the sale by Camden and the purchase by EPME of energy sufficient for EPME to meet its obligations under the Mirror PPA;

                  WHEREAS, EPME is entering into this agreement in order to be able to assure itself of a supply of capacity sufficient to meet its obligations under the Mirror PPA; and

                  WHEREAS, as a condition to EPME's obligations under the Camden Transaction Confirmation, Camden is required to execute and deliver this Agreement.

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                  NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree as follows:

SECTION 1.        DEFINITIONS

                  Unless otherwise specified, capitalized terms used herein but not defined herein have the respective meanings assigned to such terms in the Mirror PPA.

SECTION 2.        CAPACITY SUPPLY

                  (a) Camden shall arrange for Capacity to be made available to EPME, which may include, at Camden's option, Capacity provided by the Camden Facility or from other sources of such Capacity, such that EPME shall be credited by PJM with at least one hundred and forty-nine (149) MW per day of such Capacity credits through the end of the term of the Mirror PPA. Camden shall take all necessary steps utilizing PJM's "eCapacity" mechanism, or as otherwise may be required by PJM, such that EPME's account with PJM shall reflect such Capacity credits as of the Effective Date of the Mirror PPA and at all times throughout the term thereof. EPME agrees to cooperate with Camden in making any submittals required by PJM.

                  (b) The amount of Capacity credits to be provided to EPME above is based on the methodology currently specified in the RAA. If such methodology is no longer used by PJM, the minimum quantity of Capacity credits Camden is required to provide hereunder (restated in terms of the new unit of measurement) shall be calculated based upon the new measurement methodology as specified in Article II(c) of the Mirror PPA. If the Mirror PPA no longer requires EPME to obtain such Capacity credits, Camden shall provide Capacity to EPME in an amount equal to the amount specified in the measurement methodology in effect immediately prior to the cancellation of such requirement.

                  (c)  If Camden fails for reasons other than a Force
Majeure or in the event of an occurrence described in Article II(D) of the Mirror PPA, during any Month to provide all or a part of the Capacity to EPME pursuant to this Agreement, EPME shall use reasonable commercial efforts to purchase replacement Capacity in the amount of such shortfall, and Camden will be obligated to reimburse EPME for all such replacement costs. In the event that EPME, in spite of using reasonable commercial efforts, is unable to purchase such Capacity shortfall, Camden shall pay to EPME an amount equal to the deficiency charge, if any, or other charges, as applicable, payable by EPME under Article V(E) of the Mirror PPA.

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                  (d)  The foregoing liquidated damages shall be the sole
damages to which EPME shall be entitled as the result of any failure by Camden to provide Capacity under this Agreement. Under no circumstances shall Camden be liable for special, consequential, exemplary, tort or other damages or costs.

SECTION 3.        MISCELLANEOUS

                  (a) Limitation on Remedy. Notwithstanding anything herein to the contrary, in the event of a default by Camden in the performance of its obligations hereunder, EPME agrees that in no event shall it seek or be entitled to any amendment, modification set-off or other relief under or with respect to its rights and obligations under the Mirror PPA.

                  (b) Representation and Warranty. Camden represents and warrants to EPME that Camden has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

                  (c) Notices. Any notice, request, demand, or statement which any Party may desire to give to the other Party shall be in writing and except as otherwise provided for in this Agreement shall be considered as duly delivered when mailed by certified mail or delivered against receipt by messenger or overnight courier addressed to said Party as follows:

                           (i)      If to EPME:

                                    El Paso Merchant Energy, L.P.
                                    1001 Louisiana Street
                                    Houston, Texas 77002
                                    ATTENTION:  General Counsel

                           (ii)     If to Camden:

                                    Camden Cogen L.P.
                                    570 Chelton Avenue
                                    Camden, NJ 08104
                                    ATTENTION:  General Manager

                  (d) Payment. Camden shall pay EPME for Capacity replacement costs, deficiency charges, or other costs that EPME incurs under
Section 2(c) hereof, within thirty (30) days of receipt of a written notice from EPME stating the amount of such charges or costs. If payment is not made by the due date specified herein, Camden shall pay to EPME an interest charge on unpaid amounts which shall accrue daily from the due date until the date upon which payment is made at the Late Payment Rate.

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                  (e)  Entire Agreement. This Agreement constitutes the entire
Agreement of the Parties with respect to the matters contained herein and may not be modified except by a written instrument duly executed by each of the Parties.

                  (f) Term. The term of this Agreement shall run from the Effective Date of the Mirror PPA until and including March 5, 2013 or the earlier termination of the Mirror PPA.

                  (g) Governing Law. This Agreement shall be interpreted, governed and construed under the laws of the State of New Jersey, exclusive of its conflict of laws provisions.

                  (h) Counterparts. This Agreement may be executed in counterparts. Each counterpart shall be deemed an original but together shall constitute one and the same instrument.

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                  IN WITNESS WHEREOF, this Agreement has been executed and
delivered as of the date and year first above written.




                                                CAMDEN COGEN L.P.


                                                By: /s/ CLARK C. SMITH
                                                   -----------------------------
                                                   Name:   Clark C. Smith
                                                   Title:  President




                                                EL PASO MERCHANT ENERGY, L.P.


                                                By: /s/ TIMOTHY D. BOURN
                                                   -----------------------------
                                                   Name:   Timothy D. Bourn
                                                   Title:  Senior Vice-President




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